CERTIFICATE OF INCORPORATION

OF

MAGIC MOUNTAIN GOLD AND SILVER
MILLING COMPANY

—ooOoo—

1.           The name of the corporation is

MAGIC MOUNTAIN GOLD AND SILVER
MILLING COMPANY

2.           The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.           The total number of shares of stock which the corporation shall have authority to issue is fifty million (50,000,000) and the par value of each of such shares is One Mil ($.001), amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

5.           The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

K. L. Husfelt	100 West Tenth Street
Wilmington, Delaware 19801

B. A. Schuman	100 West Tenth Street
Wilmington, Delaware 19801

E. L. Kinsler	100 West Tenth Street
Wilmington, Delaware 19801

6.           The corporation is to have perpetual existence.

7.           In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8.           Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9.           The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of October, 1979.

K. L. Husfelt
K. L. Husfelt

B. A. Schuman
B. A. Schuman

E. L. Kinsler
E. L. Kinsler

2

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
OF INCORPORATION

MAGIC MOUNTAIN GOLD AND SILVER MILLING COMPANY

It is hereby certified that

1.           The name of the Corporation (hereinafter the “Corporation”) is Magic Mountain Gold and Silver Milling Company.

2.           The certificate of incorporation of the Corporation is hereby amended by deleting Article One and by Substituting in lieu thereof the following:

The name of the Corporation is:

Northern Arizona Gold and Silver Milling and Mining Company.

3.           The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 242 of the General Corporation Laws of the State of Delaware and approved by the directors and thereafter duly adopted by the Stockholders of the Corporation on the   19th   day of    December    1979.
Executed at Newark, New Jersey on    December 19, 1979   .

MAGIC MOUNTAIN GOLD & SILVER MILLING COMPANY

By	/s/Gene Mulvihill
Gene Mulvihill, President

Attest:

John B. M. Frohling Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NORTHERN ARIZONA GOLD AND SILVER

MILLING AND MINING COMPANY

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

We, Gene W. Mulvihill, Chairman, and Debra Evers, Secretary, of Northern Arizona Gold and Silver Milling and Mining Company, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of paragraph 1 thereof as it now exists and inserting in lieu and instead thereof a new paragraph 1, reading as follows:

1.           The name of the corporation is DOMINION RESOURCES INC.

SECOND:  That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, we have signed this certificate this    8th    day of March, 1982.

Signature illegible
Chairman

ATTEST:	Signature illeigible
Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

NORTHERN ARIZONA GOLD AND SILVER

MILLING AND MINING COMPANY

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

We, Gene W. Mulvihill, Chairman, and Debra Evers, Secretary, of Northern Arizona Gold and Silver Milling and Mining Company, a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST:  That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of paragraph 1 thereof as it now exists and inserting in lieu and instead thereof a new paragraph 1, reading as follows:

1.           The name of the corporation is DOMINION RESOURCES INC.

SECOND:  That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders.

IN WITNESS WHEREOF, we have signed this certificate this    8th    day of March, 1982.

Signature illegible
Chairman

ATTEST:	Signature illegible
Secretary

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DOMINION RESOURCES INC.

Dominion Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a Meeting of the Board of Directors of Dominion Resources Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that this Board of Directors sets forth the following proposed amendment to this Corporation’s Certificate of Incorporation and declares the advisability of the adoption of such amendment and directs that such proposed amendment be considered at the annual meeting of stockholders to be held as heretofore authorized and directed and that a vote, in person or by proxy, be taken with respect to the adoption of such amendment:

Increase In Authorized Common Shares

RESOLVED, that Article 4 of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

4.           The total number of shares of stock which the Corporation shall have the authority to issue is five-hundred million (500,000,000) shares of Common Stock, each such share having a par value of $.01.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Dominion Resources Inc. has caused this Certificate to be signed by Theodore Swartwood, its President, this 8th day of November, 2004.

Dominion Resources Inc.

/s/Theodore Swartwood
Theodore Swartwood, President

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DOMINION RESOURCES INC.

Dominion Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a Meeting of the Board of Directors of Dominion Resources Inc., resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that this Board of Directors sets forth the following proposed amendments to this Corporation’s Certificate of Incorporation and declares the advisability of the adoption of such amendments and directs that such proposed amendments be considered at the annual meeting of stockholders to be held as heretofore authorized and directed and that a vote, in person or by proxy, be taken with respect to the adoption of such amendments:

Change of Corporate Name

RESOLVED, that Article 1 of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

1.           The name of the corporation (hereinafter sometimes called the “Corporation’“) is Digital Imaging Resources Inc.

Reduction in par Value of Common Shares; Reverse Stock Split; Authorize Shares of Undesignated Preferred Stock

RESOLVED, that Article 4 of the Certificate of Incorporation of this Corporation be hereby amended to read in its entirety as follows:

4.(a)  The total number of shares of stock which the Corporation shall have the authority to issue is twenty six million (26,000,000), consisting of twenty five million (25,000,000) shares of Common Stock, each such share having a par value of $.001, and one million (1,000,000) shares of Preferred Stock, each such share having a par value of $.01.  The Board of Directors is expressly authorized to issue preferred stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of Delaware.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(i)           The number of shares constituting that series and the distinctive designation of that series;

(ii)          The dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)         Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(iv)        Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(v)         Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(vi)        The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(vi)        Any other relative rights, preferences and limitations of that series.

2

(b)         On the date and at the time a Certificate of Amendment to the Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware (the “Effective Date”), each share of the Corporation’s Common Stock, $.01 par value, issued and outstanding immediately prior to the Effective Date (the “Old Common Stock”), shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a one-for-twenty reverse stock split of the Corporation’s Common Stock, $.001 par value (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of the Old Common Stock (the “Old Certificates,” whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive new certificates (the “New Certificates”) pursuant to the provisions hereof.  No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a stockholder of the Corporation.  Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share.  If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of the New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered.  In the event that the Corporation’s Transfer Agent determines that a holder of the Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed one share.  If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamp to the Old Certificates surrendered, to provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable.  From and after the Effective Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are classified under the terms hereof shall be the reduced by the same amount of capital as represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.  As a result of this Amendment, the authorized Common Stock of the Corporation shall be 25,000,000 shares of Common Stock, $.001 par value per share, until thereafter reduced or increased in accordance with applicable law.

Limitation on Directors’ Liability

RESOLVED, that the Certificate of Incorporation of this corporation be hereby amended to add thereto a new Article 10 to read in its entirety as follows:

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.  If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

3

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said Dominion Resources Inc. has caused this Certificate to be signed by Theodore Swartwood, its President this 8th day of November, 2004.

Dominion Resources Inc.

/s/Theodore Swartwood
Theodore Swartwood, President

4

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DIGITAL IMAGING RESOURCES INC

Digital Imaging Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify;

FIRST:  That, by the Unanimous Written Consent dated December 4, 2007 of the Board of Directors of Digital Imaging Resources Inc, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that such amendment be considered by the stockholders of this Corporation for action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.  The resolution setting forth the proposed amendment is as follows:

RESOLVED THAT, a new Article Eleventh of the Certificate of Incorporation reading as follows shall be added thereto:

ELEVENTH:  That each fifteen (15) shares of previously authorized Common Stock issued and outstanding immediately prior to the effective date of this Certificate of Amendment shall, upon the effective date of this Certificate of Amendment pursuant to the DGCL, without the necessity of any further action, automatically be combined into and immediately represent one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation, par value $0.001 per share.  The Corporation shall not issue fractional shares with respect to the combination.  Any fractional share that would otherwise be issued will be rounded up to the next whole share.

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the written consents of stockholders of this Corporation, in accordance with Section 228 of the General Corporation Law, holding the necessary number of shares as required by statute, considered the proposed amendment, consented to such amendment and approved the action taken by this Corporation’s Board of Directors.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law or the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Digital Imaging Resources Inc has caused this Certificate lo be signed by Joseph Bellantoni, its President, this 6th day of February, 2008.

Digital Imaging Resources Inc.

/s/Joseph Bellantoni
Joseph Bellantoni, President

2

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DIGITAL IMAGING RESOURCES INC

Digital Imaging Resources Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That, by the Unanimous Written Consent dated December 4, 2007 of the Board of Directors of Digital Imaging Resources Inc. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that such amendment be considered by the stockholders of this Corporation for action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

“FOURTH:  The total number of shares of capital stock of all classes which the Corporation shall authority to issue is Thirty-Six Million (36,000,000) shares, of which Thirty-Five Million (35,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions or the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)          the distinctive designation and number of shares of that series;

(b)          the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall he payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(c)          the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative, and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d)          whether shares of that series shall be subject to redemption, and, if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed).

(e)          the rights of the holders of shares of that series in the event of voluntary or in voluntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(f)           the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g)          whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(h)          the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise:

(i)           the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up:

(j)           any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(k)          any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences. rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation.  Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Division A of this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers preferences and rights of such outstanding series, or any of them: provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

2

SECOND; That thereafter, pursuant to resolution of its Board of Directors, the written consents of stockholders of this Corporation, in accordance with Section 228 of the General Corporation Law, holding the necessary number of shares as required by statute, considered the proposed amendment, consented to such amendment and approved the action taken by this Corporation’s Board of Directors.

THIRD: That said amendment was duty adopted in accordance with the provisions of Section 242 of the General Corporation Law of the Stale of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Digital Imaging Resources, Inc, has caused this Certificate to be signed by Joseph Bellantoni, its President, this 6th day of February, 2008

Digital Imaging Resources, Inc.

/s/Joseph Bellantoni
Joseph Bellantoni, President

3

CERTIFICATE OF MERGER
of
BOOMERANG SYSTEMS INC.
into
BOOMERANG SUB, INC
(Under Section 252 of the General Corporation
Law of the State Of Delaware)

Boomerang Sub, Inc. herein certifies that:

(1)	The name and state of incorporation of each of the constituent corporations arc:
a.     Boomerang Systems Inc., a Utah corporation; and
b.     Boomerang Sub, Inc., a Delaware corporation.

(2)
An agreement of merger has been approved, adopted, certified, executed and acknowledged by Boomerang Systems Inc. and by Boomerang Sub, Inc. in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

(3)	The name of the surviving corporation is Boomerang Sub, Inc.
(4)	The certificate of incorporation of Boomerang Sub, Inc. shall be the certificate of incorporation of the surviving corporation.
(5)	The surviving corporation is a corporation of the State of Delaware.
(6)	The executed agreement of merger is on file at the office of the surviving corporation, Boomerang Sub, Inc., at 355 Madison Avenue, Morristown, NJ 07960.
(7)	A copy of the agreement of merger will be furnished by Boomerang Sub, Inc., on request and without cost, to any stockholder of Boomerang Sub, Inc. or Boomerang Systems, Inc.

IN WITNESS WHEREOF. Boomerang Sub, inc. has caused this certificate to be signed by Joseph Bellantoni, its authorized officer, on the 6ih day of February, 2008

Boomerang Sub, Inc.

By:	/s/Joseph Bellantoni
Joseph Bellantoni
President

2

Certificate of Ownership
Merging
Boomerang Systems, Inc.
Into
Digital Imaging Resources Inc.

Digital Imaging Resources Inc., a corporation incorporated on the 11th day of October, 1979 pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify that this Corporation owns all the capital stock of all classes of Boomerang Systems, Inc., a corporation incorporated under the laws of the State of Delaware, and that this Corporation, by a resolution of its board of directors duly adopted by unanimous written consent dated February 4, 2008 determined to and did merge into itself said Subsidiary which resolution is in the following words:

WHEREAS this Corporation lawfully owns all the outstanding stock of Subsidiary, a corporation organized and existing under the laws of the State of Delaware, and

WHEREAS this Corporation desires to merge into itself the Subsidiary and to be possessed of all the estate, property, rights, privileges and franchises of said corporation.

NOW THEREFORE, BE IT RESOLVED that this Corporation merge into itself, and it does hereby merge into itself Subsidiary and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that the corporate name of this Corporation, as the surviving corporation of the merger, shall be changed to Boomerang Systems, Inc., as permitted by Section 253(b) of the General Corporation Law of the State of Delaware, and

FURTHER RESOLVED, that the President or a Vice-President or Secretary of this Corporation, and each of them severally, be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of this resolution, to merge Subsidiary and assume its liabilities and obligations, and the date of adoption thereof and to change the name of this Corporation, and to file the same in the office of the Secretary of State of Stale of Delaware, and

FURTHER RESOLVED, that the officers of this Corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the state, which may be in anywise necessary or proper to effect said merger, and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing this Certificate of Ownership and Merger with the Secretary of State of Delaware

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President this 6th day of February, 2008.

Digital Imaging Resources Inc.

By:	/s/Joseph Bellantoni
Joseph Bellantoni, President

2

CERTIFICATE OF DESIGNATION OF THE
POWERS, PREFERENCES AND RIGHTS OF SERIES A
CONVERTIBLE PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law
Of the State of Delaware

Boomerang Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), certifies that pursuant to the authority contained in its Certificate of Incorporation (the “Certificate of Incorporation”), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, the board of directors of the Corporation (the “Board of Directors”) at a meeting duly called and held on June 23, 2009, duly approved and adopted the following resolution, which resolution remains in full force and effect on the date hereof:

RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issue of a series of Preferred Stock having the following designation, voting powers, preferences and relative, participating, optional and other special rights:

1.
Number and Designation. The Corporation shall have a series of Preferred Stock, which shall be designated as its Series A Convertible Preferred Stock (the “Series A Preferred Stock”), par value $0.01 per share, with [16,000] shares initially authorized and, subject to the limitations set forth herein, such number of additional shares as are authorized from time to time by resolution of the Board of Directors.  The stated value of the Series A Preferred Stock shall be $100 per share (the “Series A Stated Value”). Unless otherwise specified, references herein to any “Section” refer to the Section number specified in this Certificate of Designation.

2.	Dividends.

(a)	The shares of Series A Preferred Stock shall not be entitled to receive dividends.
(b)
So long as any shares of Series A Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be declared or paid, nor shall any other distribution be made, on the Common Stock nor shall any shares of any Common Stock of the Corporation be purchased, redeemed or otherwise acquired for value by the Corporation until all set shares of Series A Preferred Stock have been converted into shares of Common Stock.

3.	Liquidation, Dissolution or Winding Up.

(a)
In the event of a Liquidation Event (as defined in Section 3(b) below), the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus, earnings or otherwise (the “Distributable Assets”) shall be distributed as follows: To the holders of Common Stock and Series A Preferred Stock pro-rata and, with respect to the pro-rata distribution to the holders of the Series A Preferred Stock, on the basis of the number of shares of Common Stock into which the shares of Series A Preferred Stock are convertible at the time of such liquidation. For clarity, the pro-rata distribution shall be effected as if at the time immediately prior to the distribution all of the shares of Series A Preferred Stock are converted into shares of Common Stock at the conversion rate in effect at that time.

(b)	For purposes of this Section 3, a Liquidation Event shall be deemed to be occasioned by, or to include:
(A)	any sale of all or substantially all of its assets by the Corporation; or
(B)
a merger, consolidation, liquidation or other transaction in which holders of the Corporation’s Common Stock are entitled to receive cash, securities or assets either directly or in a subsequent liquidation.

4.	Voting.

(a)	Except as provided in Sub-section 4(b) below, the outstanding shares of Series A Preferred Stock shall not be entitled to any voting rights.
(b)
As long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the consent or affirmative vote of the holder or holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a single Series:

(i)
amend, alter or repeal any provision of the Certificate of Incorporation or the By-Laws of the Corporation in any way which would adversely affect the rights, privileges and preferences of the holder of Series A Preferred Stock;

(ii)	engage in any transaction which would impair or reduce the rights of the holders of the Series A Preferred Stock; and
(iii)	declare or pay any dividends on Common Stock (other than a dividend payable in shares of Common Stock).

5.	Conversion. The holders of shares of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)
Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof without the payment of additional consideration, at any time and from time to time, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A Stated Value by the applicable Conversion Price (as defined below) in effect at the time of conversion. As of the date hereof, the conversion price at which shares of Common Stock shall be deliverable upon conversion of the shares of Series A Preferred Stock without payment of additional consideration by the holder thereof shall equal $0.10 per share (the “Conversion Price”). Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)
Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(c)	Mechanics of Conversion.

(i)
When a holder of shares of Series A Preferred Stock elects to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the principal office of the Corporation, together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If reasonably required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the Corporation shall be the conversion date (Conversion Date”). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such time, and such shares of Common Stock issuable upon such conversion shall be issued, and deemed issued, as of such time. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities, and such shares of Common Stock issuable upon such conversion shall be issued, and deemed issued, as of such time.

(ii)
The Corporation shall, at all times when any share of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but un-issued stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding or issuable shares of Series A Preferred Stock. To that end, the Corporation shall promptly, after the filing of this Certificate of Designation, take such actions as may be necessary to amend its Certificate of Incorporation so as to be in compliance with the foregoing sentence. The filing of such amendment to the Corporation’s Certificate of Incorporation after the filing of this Certificate of Designation is referred to herein as the “Amendment Date.”

(iii)
Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary to ensure that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such Conversion Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(iv)
All shares of Series A Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefore. Any shares of Series A Preferred Stock so converted shall be retired and canceled and shall not be re-issued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

(d)	Adjustments to Conversion Price for Stock Dividends and Stock Sub-divisions.

(i)
In the event that the Corporation shall declare or pay any dividend on the Common Stock payable in Common Stock, or effect a sub-division of the outstanding shares of Common Stock (by reclassification or otherwise than by a payment of a dividend in Common Stock), then the applicable Conversion Price in effect (i) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any Series of securities entitled to receive such dividend, or (ii) in the case of any sub-division, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective, shall, concurrently with the close of business on the record date or the effectiveness of the sub-division, as the case may be, be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator is the number of shares outstanding immediately after such event,

(ii)
If the record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefore, the adjustment previously made in the applicable Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Sub-section 5(d) as of the time of the actual issuance of such dividend.

(e)
No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any re-organization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of shares of Series A Preferred Stock against impairment.

(f)
Certificate as to Adjustments. Upon the occurrence of each adjustment or re-adjustment of the Conversion Price pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or re-adjustment in accordance with the terms hereof and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or re-adjustment and showing in detail the facts upon which such adjustment or re-adjustment is based. The Corporation shall, upon the written request at any time of any holder of shares of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth: (i) such adjustments and re-adjustments; (ii) the Conversion Price then in effect; and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of shares of Series A Preferred Stock.

(g)	Notice of Record Date. In the event:

(i)	that the Corporation sub-divides or combines its outstanding shares of Common Stock;

(ii)
of any recapitalization of the capital stock of the Corporation; then the Corporation shall cause to be mailed to the holders of the shares of Series A Preferred Stock at their last addresses as shown on the records of the Corporation, at least fifteen (15) days before the record date specified below, a notice stating:

(A)
the record date of such sub-division, or, if a record is not to be taken, the date as of which the holders of the applicable Series of securities of record to be entitled to such subdivision is to be determined; or

(B)
the date on which such recapitalization is expected to become effective, and the date as of which it is expected that holders of the applicable Series of securities of record shall be entitled to exchange their shares of the applicable Series of securities for securities or other property deliverable upon such recapitalization.

6.
Dilutive Issuances. Upon issuance at any time while any shares of Series A Preferred Stock are outstanding of any shares of Common Stock or equity securities of the Corporation or securities convertible into or exercisable for shares of Common Stock of the Corporation at a per share of Common Stock purchase, conversion or exercise price less than the then Stated Value (a “Dilutive Issuance”), the Stated Value of the shares of Series A Preferred Stock outstanding shall be reduced to a price equal to (a) the cash consideration received by the Corporation from the issuance of the shares of Common Stock or (b) in the case of the issuance of other equity securities, the cash consideration received from the sale of any equity securities of the Corporation plus the cash consideration receivable, if any, upon the conversion or exercise of the equity securities convertible into or exercisable for shares of Common. Stock. If such equity securities shall expire or no longer be outstanding without the exercise or conversion thereof, the Stated Value shall be readjusted to that it would otherwise have been without such issuance,

7.
Automatic Conversion.  Upon the occurrence following the filing of this Certificate of Designation of the Amendment Date, all issued and outstanding shares of Series A Preferred Stock shall automatically be converted without further action by any party into shares of Common Stock at the Conversion Price in effect on the Amendment Date and any transfer thereafter of any shares of Series A Preferred Stock shall be deemed to effect a transfer of that number of shares of Common Stock and the holders of Series A Preferred Stock shall, after the Amendment Date, be deemed to be the record and beneficial holders of that number of shares of Common Stock. The holders of Series A Preferred Stock shall as promptly as practicable after the Amendment Date tender their certificates for shares of Series A Preferred Stock to the Corporation and, within fifteen (15) days thereafter, be issued that number of shares of Common Stock into which their shares of Series A Common Stock have been automatically converted. The Corporation shall provide notice to the holders of Series A Preferred Stock at their last addresses as shown on the records of the Corporation of the occurrence of the Amendment Date and the automatic conversion of their Series A Pre~~fe~~rred Stock; however, any failure of the Corporation to provide such notice or the failure of any holder to receive such notice shall not affect the automatic conversion of the Series A Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by Christopher Mulvihill, the President of the Corporation this 24th day of June, 2009.

BOOMERANG SYSTEMS, INC.

/s/Christopher Mulvihill
Name: Christopher Mulvihill
Title: President

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
BOOMERANG SYSTEMS, INC.

Boomerang Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That, by the Unanimous Written Consent dated June 23, 2009 of the Board of Directors of Boomerang Systems, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that such amendment be considered by the stockholders of this Corporation for action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED; that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

“FOURTH; The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One-Hundred-One Million (101,000.000) shares, of which One Hundred Million (100,000,000) shares, of a par value of $.001 per share,, stall be designated “Common Stock”, and One Million (100,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the distinctive designation and number of shares of that series;

(b)           the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(c)           the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d)           whether shares of that series shall be subject to redemption, and if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares of such series are to be redeemed);

(e)           the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(f)            the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g)           whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(h)           the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(i)            the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(j)           any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(k)          any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of my series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation.  Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

2

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors or any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the written consents of stockholders of this Corporation, in accordance with Section 228 of the General Corporation Law, holding the necessary number of shares as required by statute, considered the proposed amendment, consented to such amendment and approved the action taken by this Corporation’s Board of Directors.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Boomerang Systems, Inc has caused this Certificate to be signed by Christopher Mulvihill, its President, this [30]th day of August, 2009.

Boomerang Systems, Inc.

/s/Christopher Mulvihill
Christopher Mulvihill, President

3

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION
OF BOOMERANG SYSTEMS, INC.

Boomerang Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That, by the Unanimous Written Consent dated November 12, 2009 of the Board of Directors of Boomerang Systems, Inc., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and directing that such amendment be considered by the stockholders of this Corporation for action by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware. The resolution setting forth the proposed amendment is as follows:

RESOLVED; that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:

“FOURTH; The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two-Hundred-One Million (201,000.000) shares, of which Two-Hundred Million (200,000,000) shares, of a par value of $.001 per share, shall be designated “Common Stock”, and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated “Preferred Stock.”

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)           the distinctive designation and number of shares of that series;

(b)           the rate of dividends (or the method of calculation thereof) payable with respect to shares of that series, the dates, terms and other conditions upon which such dividends shall be payable, and the relative rights of priority of such dividends to dividends payable on any other class or series of capital stock of the Corporation;

(c)           the nature of the dividend payable with respect to shares of that series as cumulative, noncumulative or partially cumulative and if cumulative or partially cumulative, from which date or dates and under what circumstances;

(d)           whether shares of that series shall be subject to redemption, and. if made subject to redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption (including the manner of selecting shares of that series for redemption if fewer than all shares, of such series are to be redeemed);

(e)           the rights of the holders of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation (which rights may be different if such action is voluntary than if it is involuntary), including the relative rights of priority in such event as to the rights of the holders of any other class or series of capital stock of the Corporation;

(f)           the terms, amounts and other conditions of any sinking or similar purchase or other fund provided for the purchase or redemption of shares of that series;

(g)           whether shares of that series shall be convertible into or exchangeable for shares of capital stock or other securities of the Corporation or of any other corporation or entity, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(h)           the extent, if any, to which the holders of shares of that series shall be entitled (in addition to any voting rights required by law) to vote as a class or otherwise with respect to the election of directors or otherwise;

(i)           the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to shares of that series as to dividends or upon liquidation, dissolution or winding up;

(j)           any other repurchase obligations of the Corporation, subject to any limitations of applicable law; and

(k)           any other designations, powers, preferences, rights, qualifications, limitations or restrictions of shares of that series.

Any of the designations, powers, preferences, rights, qualifications, limitations or restrictions of any series of Preferred Stock may be dependent on facts ascertainable outside this Certificate of Incorporation, or outside the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Certificate of Incorporation.  Except as applicable law or this Certificate of Incorporation otherwise may require, the terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or any class of capital stock of the Corporation.

The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in this Article FOURTH, and the consent, by class or series vote or otherwise, of holders of Preferred Stock of such series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors or any other series of Preferred Stock, whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of holders of at least a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of shares of any or all other series of Preferred Stock.

2

Shares of any series of Preferred Stock shall have no voting rights except as required by law or as provided in the relative powers, preferences and rights of such series.”

SECOND:  That thereafter, pursuant to resolution of its Board of Directors, the written consents of stockholders of this Corporation, in accordance with Section 228 of the General Corporation Law, holding the necessary number of shares as required by statute, considered the proposed amendment, consented to such amendment and approved the action taken by this Corporation’s Board of Directors.

THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Boomerang Systems, Inc has caused this Certificate to be signed by Christopher Mulvihill, its President, this [19]th day of January, 2010.

Boomerang Systems, Inc.

/s/Christopher Mulvihill
Christopher Mulvihill, President

3

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:29 PM 11/23/2010
FILED 01:29 PM 11/23/2010
SRV 101116618 - 0880364 FILE

1. The Certificate of Incorporation of the Corporation is hereby amended by striking out the introductory sentence to Article FOURTH thereof in its entirety and by substituting in lieu thereof the following new introductory sentence to Article FOURTH:

> FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Four-Hundred-One Million (401,000,000) shares, of which Four-Hundred Million (400,000,000) shares, of a par value of $.001 per share, shall be designated "Common Stock", and One Million (1,000,000) shares, of a par value of $.01 per share, shall be designated "Preferred Stock."

2. That such amendment has been duly adopted by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that prompt written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

Dated: November 23 2010

BOOMERANG SYSTEMS, INC.

By: [signature]
Name: Christopher Mulvihill
Title: President

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF BOOMERANG SYSTEMS, INC.

Adopted in accordance with the provisions of Section 242
of the General Corporation Law of the State of Delaware

The undersigned, being a duly authorized officer of Boomerang Systems, Inc.  (the "Corporation"), a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

FIRST:             That the Certificate of Incorporation of the Corporation has been amended as follows by adding the following to Article FOURTH immediately after the first paragraph of Article FOURTH:

"The presently issued and outstanding shares of Common Stock, exclusive of treasury stock, shall be combined in the ratio of one (1) share of Common Stock for each twenty (20) shares of Common Stock currently issued and outstanding. Such combination shall not change the number of shares of capital stock which the Corporation shall have authority to issue nor shall it affect the rights or preferences of the holders of the shares of Common Stock now issued and outstanding."

SECOND:        That such amendment has been duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of the General Corporation Law of the State of Delaware.

THIRD:           This amendment shall be effective at 5:00 p.m. on June 20, 2011.

Dated:  June 16, 2011

BOOMERANG SYSTEMS, INC.

By:	/s/ Joseph Bellantoni
Name: Joseph Bellantoni
Title: Chief Financial Officer